Exhibit 10.22.1

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange

Commission. Confidential Treatment has been requested with respect to the omitted portions.

THIS AMENDMENT AGREEMENT is dated 10 August 2018 (the Agreement) and made between:

(1)

MEREO BIOPHARMA 3 LIMITED, a company incorporated and registered in England and Wales with company number 09647034 whose registered office is at 4th floor, One Cavendish Place, London W1G 0QF (the Buyer); and

(2)	NOVARTIS PHARMA AG, a company incorporated and registered in Switzerland whose registered office is Postfach, 4002 Basel Switzerland (Novartis).

RECITALS

(A)

On 28 July 2015, the Company executed an asset purchase agreement (the Purchase Agreement) to acquire certain assets/rights of Novartis and its Affiliates related to the Compounds or Products (defined in the Purchase Agreement).

(B)	The Buyer has entered into this Agreement in order to amend certain provisions of the Purchase Agreement.

(C)

In consideration of the foregoing premises and the mutual covenants and agreements contained herein, Buyer and, on behalf of itself, and as applicable, its Affiliates, Novartis hereby agree as follows:

1.	DEFINITIONS AND INTERPRETATIONS

Unless otherwise stated, all words and phrases defined in the Purchase Agreement shall have the same meanings when used herein.

2.	AMENDMENT

2.1	Save as set out below, the Purchase Agreement shall remain in full force and effect.

2.2

With effect from the date of this Agreement, the following amendments are made to the provisions of the Purchase Agreement with the addition of the following new Section 5.10 entitled “Chemistry, Manufacturing and Controls Support” in Article V Covenants:

“5.10 The Sellers shall:

(a)	comply with GXP, including GLP and GMP, documentation in connection with the Development and Manufacture of the Product;

(b)

following reasonable prior notice, provide the Buyer with information, including books, records, files and other information reasonably requested by the Buyer to respond to questions from any Governmental Authority, if such information is available to Seller and not previously transferred or made accessible to Buyer, including without limitation the FDA and the European Medicines Agency, on the Development and Manufacture of the Product including the Manufacture of clinical batches of the Product by the Sellers for the purpose of regulatory filings to support clinical trial applications;

(c)

subject to Applicable Law, allow reasonable access by any Governmental Authority for the purpose of inspecting the Sellers’ facilities responsible for the Manufacture of the Product and to permit representatives of the Buyer to be present and participate in any such inspection, upon reasonable prior written request and within reasonable hours.

If the main scope of such inspection is related to the Buyer’s product such inspection shall be at the cost of Buyer. Buyer shall furnish to Seller any reports by such Governmental Authority to the extent relevant to the Seller as soon as reasonably practicable following receipt thereof by the Buyer. The parties acknowledge that the drug substance batches manufactured in support of Buyers clinical studies were released by Seller for use in P2 studies only;

(d)

provide additional information requested by any Governmental Authority and not previously transferred or made accessible to the Buyer relating to the development, manufacture and characterisation of the recombinant cell line (including the cell line construct) in support of any biologics license application (“BLA”) or MAA submission for the Product , and more generally relating to the Development and Manufacture of the Product, if such information is available to Seller, in support of any responses to questions from any Governmental Authority during review of any BLA or MAA for the Product ; The above support by Seller shall however be limited for the first two MAA or NDA for each molecule;

(e)

render any assistance that Buyer may reasonably request pursuant to this Section 5.10 provided that Buyer shall pay the Seller’s reasonable costs at the rate of Seller’s then current hourly rates, in the provision of such assistance following the receipt of the relevant invoice.

2.3

Mereo shall not have the right in any way to use, transfer and/or sublicense the Drug Substance Process as described in the Novartis Work Order A-7 for Project BPS804 dated 1 February 2016 with Buyer, to any third party other than [***] or [***] without the [***], such [***].

3.	COUNTERPARTS

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

4.	GOVERNING LAW AND JURISDICTION

This Agreement will be governed by, and construed in accordance with, the laws of the State of New York, without regard to the conflict of law principles thereof.

IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement as of the date first above written Buyer MEREO BIOPHARMA 3 LIMITED acting by:	} } }	/s/ Denise Scots-Knight
	}	Director
}

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange

Commission. Confidential Treatment has been requested with respect to the omitted portions.

Seller
NOVARTIS PHARMA AG	}	/s/ K. Baer
a company incorporated in Switzerland acting by,	}	Name
being a person who, in accordance with the laws of that territory, is acting under the authority of the company	} }
	}	/s/ Miki Nakamori
Name

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange

Commission. Confidential Treatment has been requested with respect to the omitted portions.